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                                                                   Exhibit 11.01
                              OCULAR SCIENCES, INC.

   STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE (BASIC AND DILUTED)



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
                                                         YEAR ENDED DECEMBER 31,
                                           -----------------------------------------------
                                               1997              1996              1995
                                           -----------       -----------       -----------
Net income per share (basic):

  Net income                               $20,584,000       $10,094,000       $ 8,708,000
                                           ===========       ===========       ===========

  Weighted average common shares
    outstanding                             18,721,749        16,445,404        15,790,770
                                           ===========       ===========       ===========


  Net income per share (basic)             $      1.10       $      0.61       $      0.55
                                           ===========       ===========       ===========


Net income per share (diluted)

  Net income (diluted)                     $20,633,000       $10,176,000       $ 8,790,000
                                           ===========       ===========       ===========

  Weighted average common shares
    outstanding                             18,721,749        16,445,404        15,790,770

  Weighted average shares of stock
    options under the treasury stock
    method                                   2,247,828         2,757,717         3,167,218

  Weighted average shares issuable
    upon conversion of the Series A
    Preferred Stock                            137,863           236,336           236,336
                                           -----------       -----------       -----------

  Weighted average number of common
    and dilutive potential common
    shares outstanding                      21,107,440        19,439,457        19,194,324
                                           ===========       ===========       ===========

  Net income per share (diluted)           $      0.98       $      0.52       $      0.46
                                           ===========       ===========       ===========
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